RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850


November 1, 2006

State Street Bank & Trust Company
Two Avenue de Lafayette - 5th Floor
Boston, MA  02111
Attn:  Fund Administration Department / Jack Clark

Ladies and Gentlemen:

      Reference is made to the Administration Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of April 29, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Fund's desire to include the following nine (9) as additional funds (the "Additional Funds") under the Agreement:

            Rydex S&P Equal Weight Consumer Discretionary ETF
            Rydex S&P Equal Weight Consumer Staples ETF
            Rydex S&P Equal Weight Energy ETF
            Rydex S&P Equal Weight Financials ETF
            Rydex S&P Equal Weight Health Care ETF
            Rydex S&P Equal Weight Industrials ETF
            Rydex S&P Equal Weight Materials ETF
            Rydex S&P Equal Weight Technology ETF
            Rydex S&P Equal Weight Utilities ETF

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that State Street confirm that it will act as Administrator with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

                           [Signature page to follow.]

Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

                              Very truly yours,

                              RYDEX ETF TRUST

                              By:              /s/Joseph Arruda
                                               ---------------------------------
                              Name:            Joseph Arruda
                              Title:           Vice President and Treasurer

                              Accepted:

                              STATE STREET BANK AND TRUST COMPANY

                              By:              /s/Gary L. French
                                               ---------------------------------
                              Name:            Gary L. French
                              Title:           Senior Vice President

                                    EXHIBIT A
                          APPROVED AS OF APRIL 29, 2005
                   AMENDED AND RESTATED AS OF NOVEMBER 1, 2006

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":


            RYDEX RUSSELL TOP 50 ETF
            RYDEX S&P 500 EQUAL WEIGHT ETF
            RYDEX S&P 500 PURE VALUE ETF
            RYDEX S&P 500 PURE GROWTH ETF
            RYDEX S&P MIDCAP 400 PURE VALUE ETF
            RYDEX S&P MIDCAP 400 PURE GROWTH ETF
            RYDEX S&P SMALLCAP 600 PURE VALUE ETF
            RYDEX S&P SMALLCAP 600 PURE GROWTH ETF
            RYDEX S&P EQUAL WEIGHT CONSUMER DISCRETIONARY ETF          (11/1/06)
            RYDEX S&P EQUAL WEIGHT CONSUMER STAPLES ETF                (11/1/06)
            RYDEX S&P EQUAL WEIGHT ENERGY ETF                          (11/1/06)
            RYDEX S&P EQUAL WEIGHT FINANCIALS ETF                      (11/1/06)
            RYDEX S&P EQUAL WEIGHT HEALTH CARE ETF                     (11/1/06)
            RYDEX S&P EQUAL WEIGHT INDUSTRIALS ETF                     (11/1/06)
            RYDEX S&P EQUAL WEIGHT MATERIALS ETF                       (11/1/06)
            RYDEX S&P EQUAL WEIGHT TECHNOLOGY ETF                      (11/1/06)
            RYDEX S&P EQUAL WEIGHT UTILITIES ETF                       (11/1/06)